United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 13, 2022

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Pineapple Holdings, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 13, 2022, Pineapple Energy Inc. (formerly known as Pineapple Holdings, Inc.) (the “Company”) amended its Amended and Restated Articles of Incorporation to change the Company’s corporate name to Pineapple Energy Inc. (the “Name Change”). A copy of the Second Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the ticker symbol, “PEGY.”

In connection with the Name Change, the Company’s board of directors also amended and restated the Company’s Restated Bylaws (the “Bylaws”) to reflect the Name Change, also to be effective on April 13, 2022. No other changes were made to the Bylaws. A copy of the Restated Bylaws, as amended, reflecting the Name Change is attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 13, 2022, the Company issued a press release announcing the Name Change, the text of which is furnished as Exhibit 99.1 attached hereto.

Section 9.01.	Financial Statements and Exhibits.

Exhibit	Description

3.1	Second Amended and Restated Articles of Incorporation of Pineapple Energy Inc. (effective as of April 13, 2022)

3.2	Restated Bylaws of Pineapple Energy Inc., as amended (effective as of April 13, 2022)

99.1	Press Release dated April 13, 2022.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

	By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date: Date: April 13, 2022